                                                                       Exhibit 5

                                 August 20, 1997



SteriGenics International, Inc.
4020 Clipper Court
Fremont, CA  94538

               Re: SteriGenics International, Inc. Registration Statement for Offering of 2,312,416 Shares of Common Stock

Ladies and Gentlemen:

        We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 1,912,416 shares of Common Stock under the Company's 1997 Equity Incentive Plan and (ii) 400,000 shares of Common Stock under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1997 Equity Incentive Plan and the Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                             /s/  Gunderson Dettmer Stough Villeneuve Franklin
                               & Hachigian, LLP


                             Gunderson Dettmer Stough Villeneuve Franklin
                              & Hachigian, LLP